UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2023

EMBARK TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39881 (Commission File Number)	86-3343695 (I.R.S. Employer Identification No.)

145 E Dana St., Mountain View, CA 94041

(Address of principal executive offices, including zip code)

(650) 385-8897

(Registrant’s telephone number, including area code)

321 Alabama Street

San Francisco, CA 94110

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EMBK	The Nasdaq Global Market

Warrants to purchase 1/20th share of Class A common stock, each at an exercise price of $11.50 per warrant	EMBKW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 25, 2023, Embark Technology, Inc. (“Embark”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Applied Intuition, Inc. (“Applied”) and Azara Merger Sub, Inc. (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Embark (the “Merger”), with Embark continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Applied. The Merger was consummated on August 2, 2023.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock and Class B common stock of Embark, par value $0.0001 per share (collectively, the “Common Stock”), outstanding immediately prior to the Effective Time, was automatically converted into the right to receive $2.88 in cash, without interest thereon (the “Per Share Price”).

With respect to options to purchase shares of Common Stock, pursuant to the Merger Agreement, at the Effective Time:

•	Each outstanding option to purchase shares of Common Stock that was vested at the Effective Time, after taking into account any accelerated vesting in connection with the Merger, and with respect to which the exercise price was less than the Per Share Price (each, a “Vested In-the-Money Company Option”) was automatically canceled and converted solely into the right to receive an amount in cash equal to (1) the total number of shares of Common Stock subject to such stock option multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share such option, without interest and subject to applicable withholding taxes.
•	Each outstanding stock option to purchase shares of Common Stock that was unexercised immediately prior to the Effective Time and was not a Vested In-the-Money Company Option was automatically cancelled for no consideration.

With respect to Embark’s restricted stock units (“RSUs”), pursuant to the Merger Agreement, at the Effective Time:

•	Each outstanding RSU that was subject solely to service-based vesting conditions that was outstanding and vested (but not yet settled) at the Effective Time, after taking into account any accelerated vesting in connection with the Merger, was automatically cancelled and converted solely into the right to receive an amount in cash equal to (1) the total number of shares of Common Stock underlying such vested RSU multiplied by (2) the Per Share Price, without interest and subject to applicable withholding taxes.
•	Each outstanding RSU that was subject solely to service-based vesting conditions and that was not vested at the Effective Time was automatically cancelled for no consideration.
•	Each outstanding RSU that was subject to performance-based vesting conditions was automatically cancelled for no consideration.

With respect to Embark’s warrants, pursuant to the Merger Agreement and the Warrant Agreement, dated January 12, 2021, as amended, between Embark and Continental Stock Transfer Trust Company, a copy of which was filed as Exhibit 4.1 to Embark’s Current Report on Form 8-K filed on May 25, 2023 (the “Warrant Agreement”), at the Effective Time, each of Embark’s outstanding and unexercised warrants (a “Company Warrant”) was automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of Common Stock underlying such Company Warrant multiplied by (2) the excess, if any, of the Per Share Price over the Warrant Price (as defined in the Warrant Agreement) (the “Warrant Consideration”), without interest and subject to applicable withholding taxes. The consideration per Company Warrant was determined to equal $0.0091 in cash.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Embark’s Current Report on Form 8-K filed on May 25, 2023, and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On August 2, 2023, Embark notified The Nasdaq Stock Market, LLC (“NASDAQ”) of the consummation of the Merger, and requested that NASDAQ delist Embark’s Class A common stock and Company Warrants. Trading of Embark’s Class A common stock and Company Warrants on NASDAQ was suspended prior to the opening of NASDAQ on August 2, 2023. Embark also requested that NASDAQ file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of Embark’s Class A common stock and Company Warrants from NASDAQ and the deregistration of Embark’s Class A common stock and Company Warrants under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After effectiveness of the Form 25, Embark intends to file with the SEC a Form 15 requesting the termination of registration of Embark’s Class A common stock and Company Warrants under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock was automatically converted into the right to receive the Per Share Price. Accordingly, at the Effective Time, the holders of such shares of Common Stock ceased to have any rights as stockholders of Embark, other than the right to receive the Per Share Price.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each Company Warrant was cancelled and converted into the right to receive an amount in cash equal to the Warrant Consideration, without interest and subject to applicable withholding taxes. Accordingly, at the Effective Time, the holders of such Company Warrants ceased to have any rights as holders of Company Warrants, other than the right to receive the Warrant Consideration.

Item 5.01 Change in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference.

As a result of the consummation of the Merger, a change in control of Embark occurred. Following the consummation of the Merger, Embark became a wholly-owned subsidiary of Applied. The aggregate consideration paid to holders of Common Stock was paid from cash on hand of Applied. The aggregate consideration paid to holders of Company Warrants, RSUs and Vested In-the-Money Company Optoins was paid from the cash on hand of Embark.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2023, and as a result of the consummation of the Merger, immediately following the Effective Time, Qasar Younis became the director of Embark. The following persons, who were directors of Embark prior to the Effective Time, resigned as directors of Embark effective as of immediately prior to the Effective Time: Penelope Herscher, Pat Grady, Elaine Chao, Ian Robertson, Patricia Chiodo, Alex Rodrigues and Brandon Moak.

At the time of her resignation, Ms. Herscher was the chair of Embark’s board of directors, a member of the Transaction Committee and chair of the Compensation Committee of Embark’s board of directors. At the time of his resignation, Mr. Grady was a member of the Transaction Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of Embark’s board of directors. At the time of her resignation, Ms. Chao was a member of the Transaction Committee and the Audit Committee of Embark’s board of directors. At the time of his resignation, Mr. Robertson was a member of the Transaction Committee and Audit Committee and chair of the Nominating and Corporate Governance Committee of Embark’s board of directors. At the time of her resignation, Ms. Chiodo was a member of the Transaction Committee and Compensation Committee and chair of the Audit Committee of Embark’s board of directors.

On August 2, 2023, and as a result of the consummation of the Merger, immediately following the Effective Time, Peter Ludwig became the President and Secretary of Embark, and Qasar Younis became the Treasurer of Embark. Alex Rodrigues, who was the Chief Executive Officer of Embark prior to the Effective Time, resigned as Chief Executive Officer of Embark effective as of immediately prior to the Effective Time. Brandon Moak, who was the Chief Technology Officer of Embark prior to the Effective Time, resigned as Chief Technology Officer of Embark effective as of immediately prior to the Effective Time. For the avoidance of doubt, Mr. Rodrigues' and Mr. Moak’s resignations were solely with respect to their positions as i) director and ii) officer and were not a resignation from employment with Embark.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of Embark were amended and restated in their entirety. The amended and restated certificate of incorporation and the amended and restated bylaws of Embark are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 25, 2023, by and among Applied Intuition, Inc., Azara Merger Sub, Inc., and Embark Technology, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Embark on May 25, 2023).
3.1	Amended and Restated Certificate of Incorporation of Embark Technology, Inc.
3.2	Amended and Restated Bylaws of Embark Technology, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embark Technology, Inc.

Date: August 2, 2023	By:	/s/ Peter Ludwig
	Name:	Peter Ludwig
	Title:	President